Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Oilwell Varco, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Clay C. Williams, Chairman, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The certification is given to the knowledge of the undersigned.

By:	/s/ Clay C. Williams
Name:	Clay C. Williams
Title:	Chairman, President and Chief Executive Officer
Date:	October 28, 2016